MoneyGram

Amendment No 7
TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

This Amendment No. 7 to the Amended and Restated Master Trust Agreement (this “Amendment No. 7”) is entered into as of the 28th day of July, 2017(the “Amendment No. 7 Effective Date”), by and between Wal-Mart Stores, Inc. (“Walmart”) located at 702 SW 8th Street, Bentonville, Arkansas 72716, and MoneyGram Payment Systems, Inc. (“MoneyGram”), a Delaware corporation with a place of business at 2828 N. Harwood, Dallas, TX 75201.

WHEREAS, Walmart and MoneyGram desire to amend the terms of Attachment B - Bill Pay Service Attachment (“Attachment B”).

NOW THEREFORE, in consideration of the promises and the mutual covenants of the Parties hereinafter set forth, the Parties hereto agree as follows:

1.	Definitions. Except as otherwise indicated in the Amendment No. 7, capitalized terms used in this Amendment No. 7 have the same meanings as in the Agreement.

2.	The Parties agree to add the following subsection (iii) to Section G of Attachment B:

(iii) The BP Consumer Fee used by Walmart to conduct Bill Pay Service transactions being purchased by Walmart associates (i.e., employees) shall reflect Walmart’s discounts given such associates, up to ten percent (10%) of the BP Consumer Fee for the same Bill Payment Service transactions if being conducted by a non-Walmart associate. On a quarterly basis, MoneyGram will invoice Walmart for the total amount of discounts given to Walmart’s associates pursuant to this Section, and Walmart will pay such amount to MoneyGram within thirty (30) days of receiving the invoice.

3.	Binding Effect. This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

4.
Interpretation. In the event of any conflict between the terms of this Amendment and the terms of the Agreement and any other amendment or addendum thereto with respect to the subject matter hereof, the terms of this Amendment No. 7 shall control.

5.
Entire Agreement. Each Party acknowledges and agrees that each and every provision of this Amendment No. 7, including the recitals and any “whereas” clauses, is contractual in nature and binding on the Parties. Except as expressly set forth in this Amendment No. 7, nothing in this amendment No. 7 will modify, alter or amend any provision or term of the Agreement.

AGREED:

	MoneyGram Payment Systems, Inc.		Wal-Mart Stores, Inc.
	(MoneyGram)		(Walmart)
By:	W. Alexander Holmes	By:	Kirsty Ward
Name:	/s/ W. Alexander Holmes	Name:	/s/ Kirsty Ward
Title:	Chief Executive Officer	Title:	Vice President, Walmart Services